Exhibit T3A-11.2

'B'

FORM NO. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION OF

Grand Canal Finance Limited

(hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED
David J. Doyle	**Clarendon House 2 Church Street Hamilton HM 11 Bermuda**	**Yes**	**British**	**One**
Christopher G. Garrod	"	**Yes**	**British**	**One**
Alison R. Guilfoyle	"	**No**	**British**	**One**

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3. The Company is to be an **exempted** company as defined by the Companies Act 1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding **NIL** in all, including the following parcels.

5. The authorised share capital of the Company is **US$10,000** divided into shares of **US$1.00** each.

6. The objects for which the Company is formed and incorporated are **unrestricted.**

7. Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and –

   (i) pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

   (ii) pursuant to Section 42A of the Act , the Company shall have the power to purchase its own shares for cancellation; and

   (iii) pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

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(Subscribers)	(Witnesses)

SUBSCRIBED this 1st **day of March, 2007**